SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                         Form 8-A

  REGISTRATION OF SECURITIES OF CERTAIN SUCCESSOR ISSUERS
       FILED PURSUANT TO SECTION 12(b) OR (g) OF THE
              SECURITIES EXCHANGE ACT OF 1934

                     KCPL FINANCING I
 (Exact name of registrant as specified in its Certificate
                         of Trust)

       DELAWARE                                   Applied
For
(State of incorporation                         (I.R.S.
Employer
or Organization)                           Identification
No.)

c/o Kansas City Power & Light Company
    1201 Walnut
    Kansas City, MO                          64106-2124
(Address of principal executive offices)               (Zip
Code)


             KANSAS CITY POWER & LIGHT COMPANY
       (Exact name of registrant as specified in its
      Restated Articles of Incorporation, as amended)

      MISSOURI                               44-0308720
(State of Incorporation                         (I.R.S.
Employer
or Organization)
Identification No.)

      1201 Walnut
     Kansas City, MO                              64104-
2124
(Address or principal executive offices)               (Zip
Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1), please check the following box. //

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2), please check the following box. //

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class       Name of each exchange on
which
     to be so registered        each class to be registered
     -------------------       ----------------------------
--

     KCPL Financing I ___%          The New York Stock
Exchange, Inc.
Preferred Securities (and the
Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                           NONE
                     (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT


DESCRIPTION OF SECURITIES

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE
REGISTERED

The securities to be registered hereby are ___% Preferred
Securities (the "Preferred Securities"), of KCPL Financing
I, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of KCPL Financing I and are guaranteed by Kansas City Power &
Light Company, a Missouri corporation, to the extent set forth in the form of the Preferred Securities Guarantee
Agreement by Kansas City Power & Light Company to The First
National Bank of Chicago, as Guarantee Trustee (the
"Guarantee"). The Preferred Securities Guarantee is included as Exhibit 4(g) to the Registration Statement on Form S-3 (the "Registration Statement") of Kansas City
Power & Light Company and KCPL Financing I (Registration
Nos. 333-18139 and 333-18139-01) filed with the Securities and Exchange Commission on December 18, 1996. The particular terms of the Preferred Securities and the Preferred Securities Guarantee are described in the Prospectus which forms a part of the Registration
Statement.  The Prospectus and the form of Preferred
Securities Guarantee are incorporated by reference herein as set forth in Item 2 below.


EXHIBITS SCHEDULES

ITEM 2. EXHIBITS

The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of KCPL Financing I are registered.
Accordingly, the following Exhibits required in accordance with Part II to the Instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange.
Each Exhibit was previously filed as indicated with the Securities and Exchange Commission and is incorporated herein by reference.

EXHIBIT
NUMBER

1(a) The Prospectus Supplement and the Prospectus pertaining to the offer and sale of the Preferred
Securities

4(a) Certificate of Trust for KCPL Financing I

4(b) Form of Amended and Restated Declaration of Trust for
KCPL Financing I

4(c) Form of Indenture between Kansas City Power & Light
Company and The First National Bank of Chicago, as Trustee

4(d) Form of Supplemental Indenture to be used in connection with the issuance of each Series of Subordinated
Debentures

4(g) Form of Preferred Securities Guarantee with respect to the Preferred Securities

4(h) Form of Subordinated Debenture (included in 4(d))

4(k) Form of Preferred Securities (included in 4(b))


EXHIBIT
NUMBER    DESCRIPTION AND METHOD OF FILING

1(a) Filed as part of the Registration Statement of Kansas
City Power & Light Company and KCPL Financing I (Reg. Nos.
333-18139 and 333-18139-01).

4(a) Filed as Exhibit 4(a) to the Registration Statement of
Kansas City Power & Light Company and KCPL Financing I
(Reg. Nos. 333-18139 and 333-18139-01).

4(b) Filed as Exhibit 4(b) to the Registration Statement of
Kansas City Power & Light Company and KCPL Financing I
(Reg. Nos. 333-18139 and 333-18139-01).

4(c) Filed as Exhibit 4(c) to the Registration Statement of
Kansas City Power & Light Company and KCPL Financing I
(Reg. Nos. 333-18139 and 333-18139-01).

4(d) Filed as Exhibit 4(d) to the Registration Statement of
Kansas City Power & Light Company and KCPL Financing I
(Reg. Nos. 333-18139 and 333-18139-01).

4(g) Filed as Exhibit 4(g) to the Registration Statement of
Kansas City Power & Light Company and KCPL Financing I
(Reg. Nos. 333-18139 and 333-18139-01).

4(h) Filed as Exhibit 4(h) to the Registration Statement of
Kansas City Power & Light and KCPL Financing I (Reg. Nos.
333-18139 and 333-18139-01).

4(k) Filed as Exhibit 4(k) to the Registration Statement of
Kansas City Power & Light Company and KCPL Financing I
(Reg. Nos. 333-18139 and 333-18139-01).





SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

KCPL FINANCING I


By:   Kansas City Power & Light Company as Sponsor
     and Guarantor of Guarantee



By:  /s/ Andrea F. Bielsker
Name: Andrea F. Bielsker
Title:  Treasurer



KANSAS CITY POWER & LIGHT COMPANY



By:  /s/ Bernard J. Beaudoin
Name: Bernard J. Beaudoin
Title:  Executive Vice President